Exhibit 99.1

Caesars Entertainment, Inc. Reports Second Quarter 2020 Results

Reno and Las Vegas, Nev. (August 6, 2020) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” or “the Company”), formerly known as Eldorado Resorts, Inc., today reported operating results for the second quarter ended June 30, 2020.

Second Quarter 2020 and Recent Highlights:

•	Net revenue for legacy Eldorado Resorts properties of $126.5 million, a decrease of 80.1% on a GAAP basis and 78.2% on a same-store basis versus the comparable prior-year period

•	Net loss of $100.0 million compared to net income of $18.9 million for the comparable prior-year period

•	Same-store Adjusted EBITDA for legacy Eldorado Resorts of negative $10.4 million versus positive $164.8 million for the comparable prior-year period

•	Eldorado Resorts and Caesars Entertainment Corporation completed their merger on July 20, 2020 creating the largest casino and entertainment company in the U.S.

•	New Caesars Entertainment Inc. pro forma liquidity positions the company well to weather any short term disruptions due to COVID-19

•	51 properties of new Caesars Entertainment, Inc. in the U.S. have resumed operations since mid-May 2020

Tom Reeg, Chief Executive Officer of Caesars Entertainment, Inc., commented, “Our second quarter operating trends were negatively impacted as the majority of our properties remained closed during April and May 2020. Our properties began to reopen in late May and early June. All of the combined new Caesars Entertainment, Inc. regional properties are now reopened and we are encouraged by operating trends.”

Reeg continued, “Now that the merger has closed, our operating teams are fully engaged with integrating the two companies and executing on the synergy plans. Our number one priority remains the safety and security of our Team Members and Guests. Our COVID-19 operating plans for reopened properties are designed to ensure a safe and exciting environment for our Guests. We remain optimistic regarding an eventual recovery of travel and tourism in the U.S. and especially Las Vegas.”

($ in thousands)	Total Net Revenue
	Three Months Ended
	June 30,
	2020	2019	2019 Divestitures(1)	2019 Total(2)	Change
West	$29,937	$127,727	$—	$127,727	-76.6%
Midwest	22,787	97,239	22,991	74,248	-69.3%
South	30,760	116,937	—	116,937	-73.7%
East	21,226	170,455	32,707	137,748	-84.6%
Central	19,848	122,792	—	122,792	-83.8%
Corporate and Other	1,912	1,971	—	1,971	-3.0%

Total Net Revenue	$126,470	$637,121	$55,698	$581,423	-78.2%

($ in thousands)	Net (Loss) Income
	Three Months Ended
	June 30,
	2020	2019	2019 Divestitures(1)	2019 Total(2)	Change
West	$(12,711)	$11,348	$—	$11,348	-212.0%
Midwest	1,378	21,435	4,737	16,698	-91.8%
South	(10,912)	12,747	—	12,747	-185.6%
East	(30,456)	15,981	3,107	12,874	-336.6%
Central	(20,452)	13,070	—	13,070	-256.5%
Corporate and Other	(26,843)	(55,645)	—	(55,645)	-51.8%

Total Net (Loss) Income	$(99,996)	$18,936	$7,844	$11,092	-1,001.5%

($ in thousands, except per share data)	Adjusted EBITDA
	Three Months Ended
	June 30,
	2020	2019	2019 Divestitures(1)	2019 Total(2)	Change
West	$734	$34,305	$—	$34,305	-97.9%
Midwest	4,648	36,753	7,932	28,821	-83.9%
South	(2,476)	29,109	—	29,109	-108.5%
East	(9,948)	47,418	5,904	41,514	-124.0%
Central	3,593	39,602	—	39,602	-90.9%
Corporate and Other	(6,934)	(8,526)	—	(8,526)	-18.7%

Total Adjusted EBITDA(3)	$(10,383)	$178,661	$13,836	$164,825	-106.3%

Net (Loss) Income	$(99,996)	$18,936

Basic EPS	$(1.25)	$0.24

Diluted EPS	$(1.25)	$0.24

($ in thousands)	Total Net Revenue
	Six Months Ended
	June 30,
	2020	2019	2019 Divestitures(1)	2019 Total(2)	Change
West	$135,427	$245,822	$—	$245,822	-44.9%
Midwest	83,580	194,026	47,319	146,707	-43.0%
South	127,812	249,651	—	249,651	-48.8%
East	129,282	336,688	70,944	265,744	-51.4%
Central	119,553	243,264	—	243,264	-50.9%
Corporate and Other	3,885	3,493	—	3,493	11.2%

Total Net Revenue	$599,539	$1,272,944	$118,263	$1,154,681	-48.1%

($ in thousands)	Net (Loss) Income
	Six Months Ended
	June 30,
	2020	2019	2019 Divestitures(1)	2019 Total(2)	Change
West	$(104,011)	$15,665	$—	$15,665	-764.0%
Midwest	(15,239)	43,590	9,887	33,703	-145.2%
South	(24,910)	32,956	—	32,956	-175.6%
East	(32,647)	27,149	5,229	21,920	-248.9%
Central	(15,728)	25,948	—	25,948	-160.6%
Corporate and Other	(83,099)	(88,143)	—	(88,143)	-5.7%

Total Net (Loss) Income	$(275,634)	$57,165	$15,116	$42,049	-755.5%

($ in thousands, except per share data)	Adjusted EBITDA
	Six Months Ended
	June 30,
	2020	2019	2019 Divestitures(1)	2019 Total(2)	Change
West	$20,359	$58,348	$—	$58,348	-65.1%
Midwest	26,435	73,077	16,654	56,423	-53.1%
South	15,228	67,780	—	67,780	-77.5%
East	12,337	86,922	10,737	76,185	-83.8%
Central	33,490	77,925	—	77,925	-57.0%
Corporate and Other	(15,685)	(18,739)	—	(18,739)	-16.3%

Total Adjusted EBITDA(3)	$92,164	$345,313	$27,391	$317,922	-71.0%

Net (Loss) Income	$(275,634)	$57,165

Basic EPS	$(3.49)	$0.74

Diluted EPS	$(3.49)	$0.73

(1)

Figures are for Presque for the period beginning January 1, 2019 and ending January 11, 2019, Nemacolin for the period beginning January 1, 2019 and ending March 8, 2019, and Mountaineer, Cape Girardeau and Caruthersville for the three and six months ended June 30, 2019.

(2)

Total figures for the three and six months ended June 30, 2019 exclude the results of operations for Presque for the period beginning January 1, 2019 and ending January 11, 2019, Nemacolin for the period beginning January 1, 2019 and ending March 8, 2019 and Mountaineer, Cape Girardeau and Caruthersville for the three and six months ended June 30, 2019. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.

(3)

Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to net (loss) income, which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

Balance Sheet and Liquidity

As of June 30, 2020, legacy Eldorado Resorts had $2.7 billion of debt outstanding. Total cash and cash equivalents were $950.5 million, excluding restricted cash.

“We have a strong liquidity position which will allow us to weather short term weakness due to COVID-19. For new Caesars Entertainment, Inc. we successfully executed an $8 billion debt raise on June 19, 2020 which further enhances our pro forma liquidity,” said Bret Yunker, Chief Financial Officer.

Combined Eldorado and Caesars Results

The company has posted certain financial metrics of the combined company for the period January 1, 2019 to June 30, 2020. A presentation of these results can be located at https://investor.caesars.com.

Conference Call Information

The company will host a conference call to discuss the company’s results on Thursday, August 6, 2020 at 2 p.m. Pacific Time. Participants should dial 877-637-3676, or 832-412-1752 for international callers, and enter Conference ID 3580348 approximately 10 minutes before the call start time. The call will also be accessible on the Investor Relations section of Caesars Entertainment’s website at https://investor.caesars.com.

About Caesars Entertainment, Inc.

Caesars Entertainment, Inc. is the largest casino-entertainment company in the U.S. and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe® and Eldorado® brand names. Caesars Entertainment offers diversified amenities and one-of-a-kind destinations, with a focus on building loyalty and value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars Entertainment is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. For more information, please visit www.caesars.com/corporate.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include: (a) the effects of the COVID-19 public health emergency, including (i) the impact of the actions taken to contain the public health emergency or mitigate its impact, (ii) the direct and indirect economic effects of the public health emergency and measures to contain it (including various state governments’, tribal authorities’ and/or regulatory authorities’ issuance of directives, mandates, orders or similar actions restricting freedom of movement and business operations, such as travel restrictions, border closures, business closures, limitations on public gatherings, quarantines and “shelter-at-home” orders, any of which may result in the closure of business operations) and (iii) changes and instability in global, national and regional economic activity and financial market activity as a result of the COVID-19 public health emergency and the impact on consumer discretionary spending and travel; (b) risks related to the combination of the Company and Caesars Entertainment Corporation (CEC) (the “merger”) and the integration of their respective businesses and assets; (c) potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger; (d) the possibility that the anticipated benefits of the merger, including cost savings and expected synergies, are not realized when expected or at all; (e) the impact of divestitures that are required as a condition to receipt of required regulatory approvals for the merger; (f) risks associated with increased leverage and additional rental expense resulting from debt financing and real estate transactions undertaken in connection with the merger; (g) competitive responses to the merger; (h) legislative, regulatory and economic developments; and (i) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s and CEC’s respective most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Source: Caesars Entertainment, Inc.; CZR

Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047

Media Relations: Celena Haas-Stacey, chaas@caesars.com

CAESARS ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES:
Casino and pari-mutuel commissions	$101,479	$457,162	$441,228	$927,848
Food and beverage	6,567	75,356	62,813	150,637
Hotel	8,916	78,391	57,292	143,175
Other	9,508	26,212	38,206	51,284

Net revenues	126,470	637,121	599,539	1,272,944

EXPENSES:
Casino and pari-mutuel commissions	43,354	203,240	202,510	413,546
Food and beverage	8,250	59,497	61,505	119,882
Hotel	5,846	25,136	28,114	48,786
Other	1,179	10,723	10,360	21,972
Marketing and promotions	5,105	32,080	30,058	64,381
General and administrative	64,862	117,431	156,537	237,319
Corporate	13,050	21,051	29,532	37,805
Impairment charges	—	—	160,758	958
Depreciation and amortization	48,939	56,533	99,372	114,290

Total operating expenses	190,585	525,691	778,746	1,058,939
(Loss) gain on sale or disposal of property and equipment	(65)	(366)	1,393	21,952
Transaction expenses	(12,697)	(7,292)	(21,991)	(9,186)
Loss from unconsolidated affiliates	(1,450)	(1,222)	(1,702)	(617)

Operating (loss) income	(78,327)	102,550	(201,507)	226,154

OTHER EXPENSE:
Interest expense, net	(68,136)	(71,798)	(134,600)	(145,308)
Loss on extinguishment of debt	—	—	(158)	—
Unrealized gain (loss) on investments and marketable securities	12,806	(1,398)	(10,202)	(2,858)

Total other expense	(55,330)	(73,196)	(144,960)	(148,166)

(Loss) income before income taxes	(133,657)	29,354	(346,467)	77,988
Benefit (provision) for income taxes	33,661	(10,418)	70,833	(20,823)

Net (loss) income	$(99,996)	$18,936	$(275,634)	$57,165

Net (loss) income per share of common stock:
Basic	$(1.25)	$0.24	$(3.49)	$0.74

Diluted	$(1.25)	$0.24	$(3.49)	$0.73

Weighted average basic shares outstanding	80,053,676	77,682,759	79,009,373	77,625,303

Weighted average diluted shares outstanding	80,053,676	78,725,289	79,009,373	78,657,552

CAESARS ENTERTAINMENT, INC.

SUMMARY INFORMATION AND RECONCILIATION OF

NET (LOSS) INCOME TO ADJUSTED EBITDA

($ in thousands)

	Three Months Ended June 30, 2020
	West	Midwest	South	East	Central	Corporate	Total
Net (loss) income	$(12,711)	$1,378	$(10,912)	$(30,456)	$(20,452)	$(26,843)	$(99,996)
Interest expense, net	5,295	(32)	4,196	12,842	13,505	32,330	68,136
Benefit for income taxes	(5,392)	(931)	(2,757)	(3,617)	(1,247)	(19,717)	(33,661)
Unrealized gain on investments and marketable securities	—	—	—	—	—	(12,806)	(12,806)
Depreciation and amortization	13,299	4,148	6,786	11,046	11,793	1,867	48,939
Stock-based compensation	—	1	1	—	—	4,227	4,229
Transaction expenses(1)	—	—	—	—	—	12,697	12,697
Other(2)	243	84	210	237	(6)	1,311	2,079

Adjusted EBITDA	$734	$4,648	$(2,476)	$(9,948)	$3,593	$(6,934)	$(10,383)

	Three Months Ended June 30, 2019
	West	Midwest	South	East	Central	Corporate	Total
Net (loss) income	$11,348	$21,435	$12,747	$15,981	$13,070	$(55,645)	$18,936
Interest expense, net	4,982	(1)	4,353	12,691	13,306	36,467	71,798
(Benefit) provision for income taxes	4,283	7,578	1,923	6,541	1,657	(11,564)	10,418
Unrealized loss on investments and marketable securities	—	—	—	—	—	1,398	1,398
Depreciation and amortization	13,508	7,714	9,850	12,240	11,480	1,741	56,533
Stock-based compensation	—	10	—	—	—	6,499	6,509
Transaction expenses(1)	—	—	—	—	—	7,292	7,292
Other(3)	184	17	236	(35)	89	5,286	5,777

Adjusted EBITDA	$34,305	$36,753	$29,109	$47,418	$39,602	$(8,526)	$178,661

Divestitures:	West	Midwest	South	East	Central	Corporate	Total
Net income	$—	$4,737	$—	$3,107	$—	$—	$7,844
Provision for income taxes	—	1,241	—	1,156	—	—	2,397
Depreciation and amortization	—	1,950	—	1,643	—	—	3,593
Stock-based compensation	—	4	—	—	—	—	4
Other(3)	—	—	—	(2)	—	—	(2)

Adjusted EBITDA(4)	$—	$7,932	$—	$5,904	$—	$—	$13,836

Excluding Divestitures:	West	Midwest	South	East	Central	Corporate	Total
Net (loss) income	$11,348	$16,698	$12,747	$12,874	$13,070	$(55,645)	$11,092
Interest expense, net	4,982	(1)	4,353	12,691	13,306	36,467	71,798
(Benefit) provision for income taxes	4,283	6,337	1,923	5,385	1,657	(11,564)	8,021
Unrealized loss on investments and marketable securities	—	—	—	—	—	1,398	1,398
Depreciation and amortization	13,508	5,764	9,850	10,597	11,480	1,741	52,940
Stock-based compensation	—	6	—	—	—	6,499	6,505
Transaction expenses(1)	—	—	—	—	—	7,292	7,292
Other(3)	184	17	236	(33)	89	5,286	5,779

Adjusted EBITDA(5)	$34,305	$28,821	$29,109	$41,514	$39,602	$(8,526)	$164,825

	Six Months Ended June 30, 2020
	West	Midwest	South	East	Central	Corporate	Total
Net loss	$(104,011)	$(15,239)	$(24,910)	$(32,647)	$(15,728)	$(83,099)	$(275,634)
Interest expense, net	10,466	(42)	8,529	25,661	26,933	63,053	134,600
Benefit for income taxes	(16,720)	(3,658)	(4,286)	(3,229)	(1,285)	(41,655)	(70,833)
Loss on extinguishment of debt	—	—	—	—	—	158	158
Unrealized loss on investments and marketable securities	—	—	—	—	—	10,202	10,202
Depreciation and amortization	27,237	8,670	13,906	22,287	23,556	3,716	99,372
Stock-based compensation	—	3	3	—	—	9,965	9,971
Transaction expenses(1)	—	—	—	—	—	21,991	21,991
Other(2)	103,387	36,701	21,986	265	14	(16)	162,337

Adjusted EBITDA	$20,359	$26,435	$15,228	$12,337	$33,490	$(15,685)	$92,164

	Six Months Ended June 30, 2019
	West	Midwest	South	East	Central	Corporate	Total
Net (loss) income	$15,665	$43,590	$32,956	$27,149	$25,948	$(88,143)	$57,165
Interest expense, net	10,072	3	8,701	25,530	26,580	74,422	145,308
(Benefit) provision for income taxes	5,677	13,252	4,881	9,695	2,575	(15,257)	20,823
Unrealized loss on investments and marketable securities	—	—	—	—	—	2,858	2,858
Depreciation and amortization	26,651	16,135	20,865	24,389	22,690	3,560	114,290
Stock-based compensation	—	25	9	7	—	11,416	11,457
Transaction expenses(1)	—	—	—	—	—	9,186	9,186
Other(3)	283	72	368	152	132	(16,781)	(15,774)

Adjusted EBITDA	$58,348	$73,077	$67,780	$86,922	$77,925	$(18,739)	$345,313

Divestitures:	West	Midwest	South	East	Central	Corporate	Total
Net income	$—	$9,887	$—	$5,229	$—	$—	$15,116
Interest expense, net	—	—	—	23	—	—	23
Provision for income taxes	—	2,616	—	1,730	—	—	4,346
Depreciation and amortization	—	4,140	—	3,670	—	—	7,810
Stock-based compensation	—	11	—	7	—	—	18
Other(3)	—	—	—	78	—	—	78

Adjusted EBITDA(6)	$—	$16,654	$—	$10,737	$—	$—	$27,391

Excluding Divestitures:	West	Midwest	South	East	Central	Corporate	Total
Net (loss) income	$15,665	$33,703	$32,956	$21,920	$25,948	$(88,143)	$42,049
Interest expense, net	10,072	3	8,701	25,507	26,580	74,422	145,285
(Benefit) provision for income taxes	5,677	10,636	4,881	7,965	2,575	(15,257)	16,477
Unrealized loss on investments and marketable securities	—	—	—	—	—	2,858	2,858
Depreciation and amortization	26,651	11,995	20,865	20,719	22,690	3,560	106,480
Stock-based compensation	—	14	9	—	—	11,416	11,439
Transaction expenses(1)	—	—	—	—	—	9,186	9,186
Other(3)	283	72	368	74	132	(16,781)	(15,852)

Adjusted EBITDA(5)	$58,348	$56,423	$67,780	$76,185	$77,925	$(18,739)	$317,922

(1)

Transaction expenses primarily represent costs related to the acquisition of Caesars for the three and six months ended June 30, 2020 and 2019, and costs related to the acquisitions of Elgin and Tropicana for the three and six months ended June 30, 2019.

(2)

Other, for the three and six months ended June 30, 2020, is comprised of severance expense, (gain) loss on the sale or disposal of property and equipment, equity in income (loss) of unconsolidated affiliate and selling costs associated with the divestitures of Kansas City, Vicksburg, Shreveport, and MontBleu. For the six months ended June 30, 2020, other is also comprised of impairment charges.

(3)

Other, for the three and six months ended June 30, 2019, is comprised of severance expense, (gain) loss on the sale or disposal of property and equipment, equity in income (loss) of unconsolidated affiliate and the gain associated with the sales of Presque and Nemacolin. For the six months ended June 30, 2020, other is also comprised of impairment charges.

(4)	Figures are for Mountaineer, Cape Girardeau and Caruthersville for the three months ended June 30, 2019.
(5)

Total figures for the three months ended June 30, 2019 exclude the results of operations for Mountaineer, Cape Girardeau and Caruthersville. Total figures for the six months ended June 30, 2019 exclude the results of operations for Presque for the period beginning January 1, 2019 and ending January 11, 2019, Nemacolin for the period beginning January 1, 2019 and ending March 8, 2019 and Mountaineer, Cape Girardeau and Caruthersville for the six months ended June 30, 2019. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.

(6)

Figures are for Presque for the period beginning January 1, 2019 and ending January 11, 2019, Nemacolin for the period beginning January 1, 2019 and ending March 8, 2019 and Mountaineer, Cape Girardeau and Caruthersville for the six months ended June 30, 2019.